                                                                  EXHIBIT 12.1
                      STATEMENT OF COMPUTATION OF RATIOS
                                (in thousands)



                                                           Historical
                             ------------------------------------------------------------------------         Three Months Ended
                             Period from August 13, 1993                                                           March 31,
                              (inception of operations)         Year Ended             Year Ended             ------------------
                              through December 31, 1993      December 31, 1994      December 31, 1995          1995        1996
                             ---------------------------     -----------------      -----------------         ------      ------
Earnings:
  Net income                           $1,208                      $14,156               $30,646              $5,989      $7,236
  Minority Interest                        28                          195                   439                  92         108
  Fixed Charges                             6                          142                   902                  78         796
                                       ------                      -------               -------              ------      ------
    Earnings                           $1,242                      $14,493               $31,987              $6,159      $8,140
                                       ======                      =======               =======              ======      ======

Fixed Charges:
  Interest expense                     $    0                      $    25               $   592              $   15      $  708
  Amortization of loan costs                6                          117                   310                  63          88
                                       ------                      -------               -------              ------      ------
    Fixed Charges                      $    6                      $   142               $   902              $   78      $  796
                                       ======                      =======               =======              ======      ======
Fixed Charge Coverage Ratio(1)            207x                         102x                   35x                 79x         10x
                                       ======                      =======               =======              ======      ======

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(1) Computed as Earnings divided by Fixed Charges.